UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2012

GENTIVA HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15669	36-4335801
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia		30339-3314
(Address of principal executive offices)		(Zip Code)

(770) 951-6450

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Gentiva Health Services, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 10, 2012. The following is a summary of the final voting results for each matter presented to shareholders at such Annual Meeting:

Proposal No. 1 – Election of Directors

The following individuals were elected as directors to serve until the 2013 Annual Meeting of Shareholders by votes as follows:

Nominees	For	Against	Abstain	Broker Non-Votes

Robert S. Forman, Jr.	22,230,764	1,315,828	8,782	4,235,885
Victor F. Ganzi	18,696,710	4,849,882	8,782	4,235,885
Philip R. Lochner, Jr.	18,861,988	4,684,704	8,682	4,235,885
Stuart Olsten	18,791,517	4,757,827	6,030	4,235,885
Sheldon M. Retchin	22,261,423	1,285,294	8,657	4,235,885
Tony Strange	22,167,472	1,285,599	102,303	4,235,885
Raymond S. Troubh	18,512,931	4,971,605	70,838	4,235,885
Rodney D. Windley	20,909,913	2,574,724	70,737	4,235,885

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its 2012 fiscal year was approved by votes as follows:

For	Against	Abstain	Broker Non-Votes
27,621,000	111,608	58,651	0

Proposal No. 3 – Non-Binding Advisory Vote on the Compensation of Named Executive Officers

The proposal to approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers disclosed in the Company’s 2012 proxy statement was not approved, and the votes were as follows:

For	Against	Abstain	Broker Non-Votes
8,588,993	14,925,569	40,812	4,235,885

Proposal No. 4 – Approval of Amendment of Gentiva Health Services, Inc. Stock & Deferred Compensation Plan for Non-Employee Directors

The proposal to approve an amendment to the Company’s Stock & Deferred Compensation Plan for Non-Employee Directors was approved by votes as follows:

For	Against	Abstain	Broker Non-Votes
19,967,921	3,470,401	117,052	4,235,885

Proposal No. 5 – Approval of Amendment of Gentiva Health Services, Inc. Employee Stock Purchase Plan

The proposal to approve an amendment to the Company’s Employee Stock Purchase Plan was approved by votes as follows:

For	Against	Abstain	Broker Non-Votes
23,260,679	179,935	114,760	4,235,885

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC.

/s/ John N. Camperlengo
John N. Camperlengo
Senior Vice President, General Counsel and Secretary

Date: May 14, 2012

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